EXHIBIT 5.1

May 17, 2011

Cascade Bancorp
1070 NW Bond Street
Suite 303
Bend, Oregon  97701

Ladies and Gentlemen:

We have acted as counsel to Cascade Bancorp (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of an aggregate of up to 44,590,054 shares of our common stock (the “Shares”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	Registration Statement;

(b)	The Certificate of Incorporation and Bylaws of the Company, as amended; and

(c)	Originals or copies of such other corporate records of the Company and actions of its board of directors, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review we have assumed:

(i)           The genuineness of all signatures;

(ii)          The authenticity of the originals of the documents submitted to us;

(iii)         The conformity to authentic originals of any documents submitted to us as copies; and

(iv)         As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the Oregon Business Corporation Act as in effect as of the date of this letter, and we do not express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We understand that this opinion is to be used in connection with the  Registration Statement.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

Very Truly Yours,

/s/ Davis Wright Tremaine LLP
Davis Wright Tremaine LLP